Maravai LifeSciences Acquires MyChem, a Leader in Proprietary Ultra-Pure Nucleotides

MyChem’s nucleotide synthesis methods are highly complementary to Maravai’s Trilink mRNA technologies
Increases capabilities serving the high growth cell and gene therapy market

SAN DIEGO, Calif. – January 28, 2022 - Maravai LifeSciences, Inc. (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, announced today that it has acquired MyChem LLC, for $240 million in cash at closing with the potential for additional contingent cash consideration based on achievement of certain conditions after closing. The acquisition will expand Maravai’s product offering of strategic inputs in the rapidly growing markets for therapeutics and vaccine applications.
Based in San Diego, California, MyChem is a privately held provider of proprietary, ultra-pure nucleotides to customers in the diagnostics, pharma, genomics and research markets. Their products include modified nucleotides and other inputs used for mRNA synthesis. MyChem’s portfolio complements Maravai’s nucleic acid production products and is expected to provide customers significant benefits through an integrated offering. Further, MyChem will help accelerate Maravai’s innovation capabilities with additional R&D resources.
“MyChem’s chemically synthesized nucleotides are a natural fit and complementary product line for our Nucleic Acid Production business,” said Carl Hull, Chief Executive Officer of Maravai. “We have worked with MyChem since 2018 and have the highest regard for the founders and the team they have built and believe there is a close alignment of company cultures. Similar to our past acquisitions, MyChem is founder-led with exceptional science in place where we can help scale the organization and accelerate growth.”
Brian Neel, Chief Operating Officer, Nucleic Acid Production added, "MyChem provides critical raw materials for our CleanCap® AG and mRNA production and has been a reliable supply partner. This acquisition continues our path to build and integrate strategic inputs of the mRNA vaccine and therapeutic supply chain into our operations here in the U.S. and our push to have an end-to end offering for our customers. MyChem’s state-of-the-art method for developing ultra-pure nucleotides helps to solve key customer needs not currently addressed by standard, enzymatic manufacturing. We look forward to welcoming their incredibly talented team to Maravai to help drive adoption of new chemistries.”
Chanfeng Zhao, Chief Executive Officer and co-founder of MyChem, commented, "We are pleased to join Maravai and the Trilink team given their outstanding reputation for quality, their industry leadership and our shared commitment to develop innovative life science tools. We remain committed to our current customers and believe this transaction will further strengthen our ability to support their needs. This business combination will also allow us to pursue cross-selling opportunities to existing customers, expand sales and marketing to new customers and markets, initiate GMP manufacturing of nucleotides and pursue additional opportunities with pharmaceutical customers in their mRNA programs for vaccine and therapeutic applications.”
Following the acquisition, MyChem will become part of TriLink and the Nucleic Acid Production Business Segment, and the MyChem management team will report to Mr. Neel.

Advisors
Jefferies LLC served as financial advisor to Maravai and Kirkland & Ellis LLP served as legal counsel to Maravai. BroadOak Capital Partners, LLC served as financial advisor to MyChem and Morrison & Foerster LLP served as legal counsel to MyChem.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapies companies.
About MyChem
MyChem, LLC is a San Diego-based company specializing in making ultra-pure nucleotides. These include natural nucleotides, modified nucleotides and dye labeled nucleotides. MyChem’s ultra-pure nucleotides are used in a variety of applications to advance the development of biotechnology research, diagnostic and therapeutic applications. MyChem develops integrated partnerships with customers across the globe to provide premium reagents and innovative services.
Forward-looking Statements
This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements related to the complementary nature of MyChem’s methods, the increased capabilities of Maravai following the acquisition, the expansion of Maravai’s product offerings, expected growth of the markets for therapeutics and vaccine applications, expected benefits to customers, acceleration of R&D capabilities, plans to scale the acceleration and accelerate growth, the potential for new end-to-end product offerings, the adoption of new chemistries, the potential for cross-selling and expansion of sales, and plans for GMP manufacturing, constitute forward-looking statements identified by words like “will,” “expect,” “may,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation and uncertainties related to challenges associated with integration of the acquired business into Maravai, continued validation of the safety and effectiveness of our technology, new scientific developments and competition from other products. These and other risks and uncertainties are described in greater detail in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements reflect our current views and we do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.
Contact Information:
Media Contact: Sara Michelmore
MacDougall
+1 781-235-3060
maravai@macdougall.bio

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com